Exhibit 15.01

LETTER IN LIEU OF CONSENT OF DELOITTE & TOUCHE LLP

October 31, 2025

To the Board of Directors and Shareholders of Flex Ltd.
2 Changi South Lane
Singapore 486123

We are aware that our report dated October 31, 2025, on our review of the interim financial information of Flex Ltd. and its subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended September 26, 2025, is incorporated by reference in Registration Statement Nos. 333-273790 and 333-248470 on Form S-8 and Registration Statement No. 333-281573 on Form S-3ASR.

/s/ DELOITTE & TOUCHE LLP

San Jose, California